As filed with the Securities and Exchange Commission on December 30, 2013.
Registration No. 192908

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

SOLIGENIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	41-1505029
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Soligenix, Inc.
29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540
(609) 538-8200
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
Soligenix, Inc.
29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540
(609) 538-8200
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

Leslie J. Croland, Esq. Duane Morris LLP Suite 3400 200 South Biscayne Boulevard Miami, Florida 33131-2318 (305) 960-2200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

______________________________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share (3)	3,905,440	$1.935	$7,557,027	$974	(4)

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling stockholder, as defined in the accompanying prospectus.
(2)
Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and asked prices of the Registrant’s common stock reported on the OTCQB on December 12, 2013.

(3)
This registration statement also covers the preferred stock purchase rights issuable in accordance with the Rights Agreement, dated June 22, 2007, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the Registrant’s common stock.

(4)	The registrant previously paid the registration fee in connection with the filing of its Form S-1 Registration Statement filed with the Securities and Exchange Commission on December 17, 2013.
______________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of amending “Part II — Information Not Required In Prospectus” to file the Opinion and Consent of Duane Morris LLP, counsel for the Registrant.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement.  All of the amounts shown are estimated except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$974
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Miscellaneous	$4,026

TOTAL	$30,000

ITEM 14.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law grants the Registrant the power to limit the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty. Article X of the Registrant's Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Registrant as follows:

"A Director of the Corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended."

Article VIII of the Registrant's Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The Registrant has a directors' and officers' liability insurance policy.

The above discussion is qualified in its entirety by reference to the Registrant's Certificate of Incorporation and Bylaws.

ITEM 15.	Recent Sales of Unregistered Securities.

In sixteen separate transactions during 2011, the Registrant issued an aggregate of 90,789 shares of common stock under the common stock purchase agreement with Fusion Capital Fund II, LLC. The purchase price was calculated in accordance with the formula set forth in the purchase agreement. The Registrant received an aggregate of $355,000 in proceeds which approximated the shares’ fair market value on the dates of issuance. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

On December 19, 2011, the Registrant issued 29,297 shares of its common stock to a consultant as partial consideration for services rendered. The closing price of the Registrant’s common stock on December 19, 2011 was $0.53 per share.  The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

On January 10, 2013, the Registrant issued 11,063 shares of common stock to a consultant as partial consideration for services performed.  The per share closing price of the Company’s common stock on December 30, 2012 was $0.60.  The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On March 13, 2013, the Registrant issued 15,000 shares of common stock to a vendor as partial consideration for services performed.  The per share closing price of the Company’s common stock on March 13, 2013 was $1.75.  The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 12, 2013, the Registrant issued 2,041 shares of its common stock to a consultant as partial consideration for services performed.  The per share closing price of the Registrant’s common stock on March 28, 2013 was $1.47, which was the date on which the liability was recognized. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 27, 2013, the Registrant issued 1,034,483 shares of its common stock to Intrexon as consideration for the execution and delivery of a collaboration agreement.  The closing price of the Registrant’s common stock on April 26, 2013 was $1.45 per share.  The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

On August 22, 2013, the Registrant issued 15,000 shares of its common stock to a consultant as partial consideration for services performed. The per share closing price of the Registrant’s common stock on August 22, 2013 was $1.58, which was the date on which the liability was recognized.  The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The vendor is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Registrant or had adequate access, including through the vendor’s business relationship with the Registrant, to information about the Registrant.

On October 15, 2013, the Registrant issued 12,000 shares of its common stock to a consultant as partial consideration for services performed. The per share closing price of the Registrant’s common stock on October 15, 2013 was $1.58, which was the date on which the liability was recognized.  The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The vendor is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Registrant or had adequate access, including through the vendor’s business relationship with the Registrant, to information about the Registrant.

On November 18, 2013, the Registrant entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”).  Pursuant to the terms of the agreement, the Registrant may require Lincoln Park to purchase between 75,000 and 100,000 shares of common stock depending on certain conditions, up to a total of $10,600,000 over approximately a 36-month period.  The purchase price of the shares of common stock will be based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount.  The Registrant does not have the right to require Lincoln Park to purchase shares of common stock in the event that the price of the common stock is less than $1.00 per share.  Such securities would be issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Pursuant to the purchase agreement, the Registrant issued to Lincoln Park 97,656 shares of common stock as a partial commitment fee, and 285,714 shares of common stock for an aggregate price of $600,000.  Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

ITEM 16.	Exhibits.

2.1
Agreement and Plan of Merger, dated May 10, 2006 by and among the Company, Corporate Technology Development, Inc., Enteron Pharmaceuticals, Inc. and CTD Acquisition, Inc. (incorporated by reference to Exhibit 2.1 included in our Registration Statement on Form SB-2 (File No. 333-133975) filed on May 10, 2006).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2012).

3.2	By-laws (incorporated by reference to Exhibit 3.1 included in our Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended June 30, 2003).

4.1
Rights Agreement dated June 22, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 included in our current report on Form 8-K filed on June 22, 2007).

4.2	Form of Right Certificate (incorporated by reference to Exhibit 4.2 included in our current report on Form 8-K filed on June 22, 2007).

4.3
Form of Warrant issued to each investor in the January 2009 private placement (incorporated by reference to Exhibit 4.18 included in our Registration Statement on Form S-1 (File No. 333-149239) filed on February 14, 2008).

4.4	Form of Warrant issued to each investor in the September 2009 private placement (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on September 29, 2009).

4.5
Warrant dated April 19, 2010, issued to Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 4.10 included in our Post-Effective Amendment to Registration Statement on Form S-1 filed on April 20, 2010).

4.6
Form of Common Stock Purchase Warrant issued to each investor in the June 2010 private placement (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on June 18, 2010).

4.7
Form of Common Stock Purchase Warrant issued to each investor in the June 2013 registered public offering (incorporated by reference to Exhibit 10.3 included in our current report on Form 8-K filed on June 24, 2013).

4.8	Form of Warrant issued to Maxim Group LLC (incorporated by reference to Exhibit 10.4 included in our current report on Form 8-K filed on June 24, 2013).

5.1	Opinion of Duane Morris LLP. ***

10.1
Amended and Restated 1995 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 included in our Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended September 30, 2003). **

10.2
License Agreement between the Company and the University of Texas Southwestern Medical Center (incorporated by reference to Exhibit 10.9 included in our Annual Report on Form 10-KSB filed March 30, 2004, as amended, for the fiscal year ended December 31, 2004).

10.3
License Agreement between the Company and Thomas Jefferson University (incorporated by reference to Exhibit 10.9 included in our Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004).

10.4
License Agreement between the Company and the University of Texas Medical Branch (incorporated by reference to Exhibit 10.10 included in our Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004).

10.5
Consulting Agreement between the Company and Lance Simpson of Thomas Jefferson University. (incorporated by reference to Exhibit 10.43 included in our Annual Report on Form 10-KSB as amended for the fiscal year ended December 31, 2002).

10.6	2005 Equity Incentive Plan, as amended on September 25, 2013 (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on September 30, 2013). **

10.7	Form S-8 Registration of Stock Options Plan dated December 30, 2005 (incorporated by reference to our registration statement on Form S-8 filed on December 30, 2005).

10.8
Letter of Intent dated January 3, 2007 by and between the Company and Sigma-Tau Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on January 4, 2007).

10.9	Letter from Sigma-Tau Pharmaceuticals, Inc. dated February 21, 2007 (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on February 23, 2007).

10.10	Letter dated May 3, 2007 between the Company and Sigma-Tau Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on May 4, 2007).

10.11
Employment Agreement dated December 27, 2007, between Christopher J. Schaber, PhD and the Company (incorporated by reference to Exhibit 10.30 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008). **

10.12
Employment Agreement dated December 27, 2007, between Evan Myrianthopoulos and the Company (incorporated by reference to Exhibit 10.31 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008). **

10.13
Common Stock Purchase Agreement dated February 14, 2008, between the Company and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.35 included in our Registration Statement on Form S-1 filed on February 14, 2008).

10.14
Registration Rights Agreement dated February 14, 2008, between the Company and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.35 included in our Registration Statement on Form S-1 (File No. 333-149239) filed on February 14, 2008).

10.15	Letter dated December 1, 2008, between the Company and Sigma-Tau Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on December 1, 2008).

10.16
Exclusive License Agreement dated November 24, 1998, between Enteron Pharmaceuticals, Inc. and George B. McDonald, MD and amendments (incorporated by reference to Exhibit 10.42 included in our Registration Statement on Form S-1 (File No. 333-157322) filed on February 13, 2009).

10.17
Collaboration and Supply Agreement dated February 11, 2009, between the Company and Sigma-Tau Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.43 included in our Registration Statement on Form S-1 (File No. 333-157322) filed on February 13, 2009). †

10.18
First Amendment to Common Stock Purchase Agreement dated April 19, 2010 between the Company and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.34 included in our Post-Effective Amendment to Registration Statement on Form S-1 (File No. 333-149239) filed on April 20, 2010).

10.19
Amendment to Employment Agreement dated as of January 4, 2011, between the Company and Evan Myrianthopoulos (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on January 6, 2011). **

10.20
Employment Agreement dated as of January 31, 2011 between Kevin Horgan, M.D., and the Company (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on February 2, 2011). **

10.21	Employment Agreement dated as of May 31, 2011, between Joseph M. Warusz and the Company (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on May 31, 2011).**

10.22
First Amendment to Employment Agreement dated as of July 12, 2011, between the Company and Christopher J. Schaber, PhD (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on July 14, 2011).**

10.23
Second Amendment to Employment Agreement dated as of July 12, 2011, between the Company and Evan Myrianthopoulos (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on July 14, 2011).**

10.24
Amendment to the Collaboration and Supply Agreement dated July 26, 2011, between Sigma-Tau Pharmaceuticals, Inc. and the Company (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on July 28, 2011).

10.25
Amendment to the Exclusive License Agreement dated as of July 26, 2011, between George McDonald, MD and the Company (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on July 28, 2011).

10.26
Lease Agreement dated as of February 7, 2012, between CPP II , LLC and the Company (incorporated by reference to Exhibit 10.40 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

10.27
Separation Agreement dated February 15, 2012, between Evan Myrianthopoulos and the Company (incorporated by reference to Exhibit 10.28 included in our Registration Statement on Form S-1 (File No. 333-184762) filed on November 5, 2012). **

10.28
First Amendment to Separation Agreement dated July 2, 2012, between Evan Myrianthopoulos and the Company (incorporated by reference to Exhibit 10.29 included in our Registration Statement on Form S-1 (File No. 333-184762) filed on November 5, 2012). **

10.29
Amendment No. 2 to the Collaboration and Supply Agreement between the Company, Enteron and Sigma-Tau dated as of December 20, 2012 (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on December 27, 2012). †

10.30
Warrant dated December 20, 2012 and issued to Sigma-Tau to purchase 357,069 shares of the Company’s common stock (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on December 27, 2012).

10.31
Warrant dated December 20, 2012 and issued to SINAF S.A. to purchase 87,804 shares of the Company’s common stock (incorporated by reference to Exhibit 10.3 of our current report on Form 8-K filed on December 27, 2012).

10.32
Amendment to Exclusive License Agreement dated as of December 20, 2012 between Enteron and McDonald (incorporated by reference to Exhibit 10.4 of our current report on Form 8-K filed on December 27, 2012).

10.33	Amendment to Consulting Agreement dated as of December 20, 2012 between Enteron and McDonald (incorporated by reference to Exhibit 10.5 of our current report on Form 8-K filed on December 27, 2012).

10.34
Warrant dated December 20, 2012 and issued to McDonald to purchase 280,000 shares of the Company’s common stock (incorporated by reference to Exhibit 10.6 of our current report on Form 8-K filed on December 27, 2012).

10.35
Exclusive Channel Collaboration Agreement dated as of April 27, 2013 between the Company and Intrexon Corporation (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on May 1, 2013). †

10.36	Stock Issuance Agreement dated as of April 27, 2013 between the Company and Intrexon Corporation (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on May 1, 2013). †

10.37
Form of Securities Purchase Agreement among the Company and investors in the June 2013 registered public offering (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on June 24, 2013).

10.38
Contract HHSO100201300023C dated September 18, 2013 between the Company and the U.S. Department of Health and Human Services Biomedical Advanced Research and Development Authority (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 24, 2013). †

10.39
Contract HHSN272201300030C dated September 24, 2013 by and between the Company and the National Institutes of Health (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 30, 2013). †

10.40
Purchase Agreement dated as of November 18, 2013 between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on November 21, 2013).

10.41
Registration Rights Agreement dated as of November 18, 2013 between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on November 21, 2013)

21.1	Subsidiaries of the Company.*

23.1	Consent of EisnerAmper LLP. *

23.2	Consent of Duane Morris LLP (contained in the opinion filed as Exhibit 5.1 hereto). ***

* ** *** †	Previously filed. Indicates management contract or compensatory plan. Filed herewith. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 30th day of December, 2013.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Christopher J. Schaber	Chairman , President and Chief Executive Officer
	Christopher J. Schaber, PhD	(Principal Executive Officer)	December 30, 2013
By:	*
	Keith L. Brownlie, CPA	Director	December 30, 2013

By:	*
	Marco M. Brughera, D.V.M.	Director	December 30, 2013

By:	*
	Gregg A. Lapointe, CPA	Director	December 30, 2013
By:	*
	Robert J. Rubin, MD	Director	December 30, 2013
By:	*
	Jerome Zeldis, MD, PhD	Director	December 30, 2013
By:	/s/ Joseph M. Warusz	Vice President of Finance, Acting Chief Financial Officer and
	Joseph M. Warusz, CPA	Corporate Secretary (Principal Financial and Accounting Officer)	December 30, 2013

*By:	/s/ Joseph M. Warusz
	Joseph M. Warusz Attorney-in-Fact		December 30, 2013